UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 7, 2005

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Plume Street, Norfolk, Virginia		23510

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     757-523-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

See Item 5.02 of this Current Report on Form 8-K for a description of the appointment of Michael S. Ives as the Company’s President and Chief Executive Officer and as a Company director.

Item 5.02.     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 8, 2005, Heritage Bankshares, Inc. (the “Company”) announced that on February 7, 2005 the Board of Directors elected Michael S. Ives as the Company’s President and Chief Executive Officer and as a Company director, effective immediately.

Mr. Ives, 52, has extensive experience in the banking industry.  Prior to his election as President and Chief Executive Officer of the Company and as a Company director, Mr. Ives was the Chief Executive Officer for the Hampton Roads Market of SouthTrust Bank.  Mr. Ives joined SouthTrust Bank in August 2001, following the acquisition by SouthTrust Corporation of CENIT Bancorp, Inc. (“CENIT”).  Prior to its acquisition by SouthTrust Corporation, Mr. Ives had served as President and Chief Executive Officer of CENIT for nearly 15 years.

The Company and Mr. Ives have entered into an Employment Agreement dated February 7, 2005, which is attached as Exhibit 10.7 under Item 9.01 to this Form 8-K and is incorporated by reference herein.  The Company’s Employment Agreement with Mr. Ives (i) has an initial term that begins on February 7, 2005 and ends on December 31, 2009; (ii) provides for an initial annual salary of $200,000, subject to annual review, plus the opportunity to earn annual incentive bonuses; (iii) provides for an employment inducement grant of a fully-vested option to purchase 30,000 shares of Company common stock;  (iv)  provides that the Company will grant Mr. Ives the option to acquire 50,000 additional shares of Company common stock under an amended stock option plan the Company anticipates will be adopted in 2005 (these options will be granted to Mr. Ives in five equal installments of 10,000 options, with the first 10,000 options being granted on the date such option plan is adopted by the Company and the remaining 40,000 options being granted in four equal installments of 10,000 options on the first business day of each January during the remainder of the initial term of the Employment Agreement); (v) provides in certain events for severance payments by the Company to Mr. Ives if his employment is terminated, including severance payments upon the termination of his employment in connection with a change of control of the Company; and (vi) provides for non-competition, non-solicitation and other restrictions on Mr. Ives for the benefit of the Company.

On February 8, 2005, the Company also announced that on February 7, 2005 Peter M. Meredith, Jr. resigned as Chief Executive Officer of the Company and Donald F. Price resigned as President of the Company.

Mr. Meredith will continue as Chairman of the Board of Directors of the Company, a position he held prior to and during his tenure as Chief Executive Officer of the Company.  Mr. Price has assumed the new role of President of the Norfolk Region of the Company.  Mr. Meredith is not an employee of the Company, and Mr. Price does not have an employment agreement with the Company.

The information contained in the press release attached as an Exhibit 99.1 under Item 9.01 to this Form 8-K is incorporated by reference herein.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

10.7  Employment Agreement of Michael S. Ives.

99.1  Press Release issued by Heritage Bankshares, Inc. on February 8, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE BANKSHARES, INC.

(Registrant)

Date: February 10, 2005

/s/ CATHERINE P. JACKSON

Catherine P. Jackson
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.7	Employment Agreement of Michael S. Ives

99.1	Press Release issued by Heritage Bankshares, Inc. on February 8, 2005